LAROCHE PETROLEUM CONSULTANTS, LTD.

                        CONSENT OF INDEPENDENT PETROLEUM
                            ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, LaRoche Petroleum Consultants, Ltd. hereby consents to the use of and reference to its name and its report, relating to the proved oil and gas reserves of Westside Energy Corporation (the "Company") as of December 31, 2005, in the Registration Statement on Form SB-2 of the Company (SEC file no. 333-131411) and any amendments thereto filed by the Company and in the prospectus to which the registration statement relates

                                    LaRoche Petroleum Consultants, Ltd.

                                    By: /s/ Edward Paul Travis

                                    Name: Edward Paul Travis

                                    Title: Senior Partner


Dallas, Texas
June _____, 2006